UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 9, 2011

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 CONSTITUTION DRIVE MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements

On March 9, 2011, the board of directors (the “Board”) of Geron Corporation (the “Company”) approved certain compensation arrangements in connection with David Greenwood’s appointment as President, Interim Chief Executive Officer and Chief Financial Officer of the Company, effective as of February 8, 2011 (the “Greenwood Compensation Arrangement”). Under the Greenwood Compensation Arrangement, Mr. Greenwood’s annual salary was increased to $500,000 and he may receive a discretionary bonus at the end of the year of up to 60% of his annual salary, which will be determined by the Board or the compensation committee of the Board (the “Compensation Committee”) and is predicated on individual and overall corporate performance during the year based on criteria established by the Board or Compensation Committee. In addition, the Board granted to Mr. Greenwood, a restricted stock award for 75,000 shares of the Company’s common stock that vests in a series of four equal consecutive annual installments, commencing on February 8, 2011 and an option to purchase 150,000 shares of the Company’s common stock which becomes exercisable in a series of 48 equal consecutive monthly installments, commencing on February 8, 2011, with an exercise price of $5.00 per share, the closing sales price of the Company’s common stock on March 9, 2011.

On March 9, 2011, the Board approved certain compensation arrangements in connection with Hoyoung Huh’s appointment as Executive Chairman of the Company, effective as of February 8, 2011 (the “Huh Compensation Arrangement”). Under the Huh Compensation Arrangement, Dr. Huh will be entitled to an annual retainer of $250,000 and he may receive an additional performance-based fee following the end of the year of up to 60% of his annual retainer, which will be determined by the Board or the Compensation Committee and is predicated on individual and overall corporate performance during the year based on criteria established by the Board or Compensation Committee. In addition, the Board granted to Dr. Huh, a restricted stock award for 37,500 shares of the Company’s common stock that vests in a series of four equal consecutive annual installments, commencing on February 8, 2011 and an option to purchase 75,000 shares of the Company’s common stock which becomes exercisable in a series of 48 equal consecutive monthly installments, commencing on February 8, 2011, with an exercise price of $5.00 per share, the closing sales price of the Company’s common stock on March 9, 2011. The compensation described above will be provided to Dr. Huh in lieu of the equity and cash compensation to which Dr. Huh is otherwise entitled as a non-employee director pursuant to the Company’s non-employee director compensation plan.

The Company intends to enter into an employment agreement with Mr. Greenwood and an executive chairman agreement with Dr. Huh with respect to such compensation arrangements. The foregoing descriptions of the Greenwood Compensation Arrangement and the Huh Compensation Arrangement are qualified in their entirety by reference to the full text of any such agreements, which the Company intends to file with the Securities and Exchange Commission as exhibits to the applicable Company Quarterly Report on Form 10-Q.

Director Departure

On March 9, 2011, Charles J. Homcy, M.D., a Class III member of the Company’s Board, notified the Company of his decision to retire as a member of the Board, effective as of May 11, 2011, the date of the Company’s next Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: March 11, 2011	By:	/s/ Olivia K. Bloom
Olivia K. Bloom
Vice President and
Chief Accounting Officer

3